UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 25, 2021
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01    Entry into a Material Definitive Agreement

Item 8.01    Other Events.

Item 9.01    Financial Statement and Exhibits.

        SIGNATURES

EXHIBITS

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2021, Sharps Compliance Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to offer and sell 1,800,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), at a price to the public of $8.65 per share ($8.2175 per share net of underwriting discounts and commissions). Under the terms of the Underwriting Agreement, the Company also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 270,000 shares of Common Stock solely to cover over-allotments, if any.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $14.6 million. If the Underwriter exercises its over-allotment option in full, net proceeds from the offering are expected to be approximately $16.8 million. The closing of the offering is expected to take place on August 30, 2021, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds received from the sale of the Common Stock for the acquisition of companies, businesses, or assets, as well as for general corporate purposes. The Company currently has no specific arrangements concerning specific acquisitions.

The Common Stock will be issued pursuant to a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on June 30, 2021 (File No. 333-257280).
The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, covenants, and agreements contained in the Underwriting Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated by reference. The description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion and consent of Norton Rose Fulbright US LLP relating to the validity of the Common Stock to be issued in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On August 25, 2021, the Company issued press releases announcing the commencement and pricing, respectively, of the offering of the Company’s Common Stock described in Item 1.01 of this Current Report. The press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2021	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Executive Vice President and Chief Financial Officer

INDEX TO THE EXHIBITS

1.1	Underwriting Agreement dated August 25, 2021
5.1	Opinion of Norton Rose Fulbright US LLP as to the legality of the shares
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
99.1	Press Release (Launch) dated August 25, 2021
99.2	Press Release (Pricing) dated August 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)